Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 9, 2001, relating to the consolidated financial statements and schedules of Hostmark World LP, which appears in the Worldport Communications Inc.'s Current Report on Form 8-K/A-1 dated July 10, 2001.

We also consent to the reference to us under the heading "Experts" in the Prospectus.


/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Chartered Accountants and Registered Auditors

October 31, 2001